FARBER & HASS, LLP
                               741 SOUTH A STREET
                            OXNARD, CALIFORNIA 93030
                                 (805) 385-3077


July 21, 2003


U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  IBIZ Technology Corp. - Form S-8

Dear Sir/Madame:

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 2003 in IBIZ Technology Corp.'s Form 10-KSB for the fiscal year ended October 31, 2002, and to all references to our firm included in this Registration Statement.

                                                    Sincerely,


                                                    /s/  Farber & Hass, LLP
                                                    Farber & Hass, LLP